BY-LAWS
                                  OF
                    NEWPORT NEWS SHIPBUILDING INC.
              AMENDED AND RESTATED AS OF OCTOBER 12, 1998


                               ARTICLE I

PLACE OF STOCKHOLDER MEETINGS

          Section 1. All meetings of the stockholders of the corporation shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors of the corporation (the "Board"), or as shall be specified or fixed in the respective notices or waivers of notice thereof.

ANNUAL MEETING

          Section 2. The Annual Meeting of Stockholders shall be held on such date and at such time as may be fixed by the Board and stated in the notice thereof, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these By-Laws.

          To be properly brought before the meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder entitled to vote there at. In addition to any other applicable requirements, for business to be properly brought before the Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the seventieth day nor earlier than the close of business on the ninetieth day prior to the first anniversary of the preceding year's Annual Meeting: provided, however, that in the event that the date of the Annual Meeting is more than twenty (20) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth day prior to such Annual Meeting and not later than the close of business on the later of the seventieth day prior to such Annual Meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation; provided, that for purposes of this Section 2, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor section or act thereto. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a reasonably complete and specific description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, and in the event that such business includes a proposal to amend the By-laws of the corporation, the language of the proposed amendment, (ii) the name and record address of the stockholder proposing such business, as they appear in the corporation's books, and of the beneficial owner, if any, on whose behalf the proposal is being made, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, and by such beneficial owner, if any, (iv) any material interest of the stockholder, and of such beneficial owner, if any, in such business, (v) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (vi) a representation whether the stockholder or such beneficial owner, if any, intends or is part of a group which intends to (a) deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation's outstanding stock required to approve or adopt the proposal and/or otherwise solicit proxies from stockholders in support of such proposal.

          Notwithstanding anything in these By-Laws to the contrary, no business shall be transacted at the Annual Meeting except in accordance with the procedures set forth in this Section, provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the Annual Meeting.

          The Chairman of the Annual Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.


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SPECIAL MEETING

          Section 3. Subject to the rights of the holders of any series of preferred stock, par value $.01 per share, of the corporation (the "Preferred Stock") to elect additional directors under specified circumstances, special meetings of the stockholders shall be called by the Board. The business transacted at a special meeting shall be confined to the purposes specified in the notice thereof. Special meetings shall be held at such date and at such time as the Board may designate.



NOTICE OF MEETING

          Section 4. Written notice of each meeting of stockholders, stating the place, date and hour of the meeting, and the purpose or purposes thereof, shall be mailed not less than ten nor more than sixty days before the date of such meeting to each stockholder entitled to vote thereat.

QUORUM

          Section 5. Unless otherwise provided by statute, the holders of shares of stock entitled to cast a majority of votes at a meeting, present either in person or by proxy, shall constitute a quorum at such meeting. The Secretary of the corporation or in his absence an Assistant Secretary or an appointee of the presiding officer of the meeting, shall act as the Secretary of the meeting.

VOTING

          Section 6. Except as otherwise provided by law or the Restated Certificate of Incorporation, each stockholder entitled to vote at any meeting shall be entitled to one vote, in person, by written proxy or by proxy transmitted or authorized for transmission by any electronic means, including, but not limited to, telegram, cablegram, telephone and internet, for each share held of record on the record date fixed as provided in Section 4 of Article V of these By-Laws for determining the stockholders entitled to vote at such meeting. Except as otherwise provided by law, the Restated Certificate of Incorporation or these By-Laws, the vote of a majority of any quorum shall be sufficient to elect directors and to pass any resolution within the power of the holders of all the outstanding shares.

          Elections of directors need not be by written ballot;
provided, however, that by resolution duly adopted, a vote by written ballot may be required.

PROXIES

          Section 7. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation. In order to be exercised at a meeting of stockholders, proxies shall be delivered to the Secretary of the corporation or his representative at or before the time of such meeting.

INSPECTORS

          Section 8. At each meeting of the stockholders the polls shall be opened and closed; the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by three Inspectors, two of whom shall have power to make a decision. Such Inspectors shall be appointed by the Board before the meeting, or in default thereof by the presiding officer at the meeting, and shall be sworn to the faithful performance of their duties. If any of the Inspectors previously appointed shall fail to attend or refuse or be unable to serve, substitutes shall be appointed by the presiding officer.

CONDUCT OF MEETINGS

          Section 9. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by


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the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                              ARTICLE II

BOARD OF DIRECTORS

NUMBER; METHOD OF ELECTION;
TERMS OF OFFICE AND QUALIFICATION

          Section 1. The business and affairs of the corporation shall be managed under the direction of the Board. The number of directors which shall constitute the entire Board shall not be less than three nor more than sixteen and shall be determined from time to time by resolution adopted by a majority of the entire Board.

          Nominations of persons for election to the Board of the corporation at the Annual Meeting of Stockholders may be made by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board, or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this
Article II. Such nominations, other than those made by or at the direction of the Board (or by any nominating committee or person appointed by the Board), shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the seventieth day nor earlier than the close of business on the ninetieth day prior to the first anniversary of the preceding year's Annual Meeting: provided, however, that in the event that the date of the Annual Meeting is more than twenty (20) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth day prior to such Annual Meeting and not later than the close of business on the later of the seventieth day prior to such Annual Meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation; provided, that for purposes of this Section 1, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor section or act thereto (the "Exchange Act"). A stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A and Rule 14a-11 under the Exchange Act (and such persons written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and record address of the stockholder proposing such nomination, as they appear in the corporation's books, and such beneficial owner, if any, (ii) the class and number of shares of the corporation which are beneficially owned by the stockholder, and such beneficial owner, if any, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (iv) a representation whether the stockholder or such beneficial owner, if any, intends or is part of a group which intends to (a) deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation's outstanding stock required to elect the nominee and/or otherwise solicit proxies from stockholders in support of such nomination. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director of the corporation at the Annual Meeting of Stockholders unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


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          Any director may resign his office at any time by delivering his resignation in writing to the corporation, and the acceptance of such resignation unless required by the terms thereof shall not be necessary to make such resignation effective.

          No person who shall have attained the age of 72 shall be eligible for election or reelection, as the case may be, as a director of the corporation, except that the foregoing qualification shall not apply to any director who, at the time of the adoption of these By-Laws, is then in office and has attained such age.

MEETINGS

          Section 2. The Board may hold its meetings and have an office in such place or places within or without the State of Delaware as the Board by resolution from time to time may determine.

          The Board may in its discretion provide for regular or stated meetings of the Board. Notice of regular or stated meetings need not be given. Special meetings of the Board shall be held whenever called by direction of the Chief Executive Officer, the President or any two of the directors.

          Notice of any special meeting shall be given by the Secretary to each director either by mail or by telegram, facsimile, telephone or other electronic communication or transmission. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least three days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph corporation at least twenty-four hours before such meeting. If by facsimile, telephone or other electronic communication or transmission, such notice shall be transmitted at least twenty-four hours before such meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

          Except as otherwise provided by applicable law, at any meeting at which every director shall be present, even though without notice, any business may be transacted. No notice of any adjourned meeting need be given.

          The Board shall meet immediately after election, following the Annual Meeting of Stockholders, for the purpose of organizing, for the election of corporate officers as hereinafter specified, and for the transaction of any other business which may come before it. No notice of such meeting shall be necessary.

QUORUM

          Section 3. Except as otherwise expressly required by these By-Laws or by statute, a majority of the directors then in office (but not less than one-third of the total number of directors constituting the entire Board) shall be present at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of the directors present at any such meeting at which quorum is present shall be necessary for the passage of any resolution or for an act to be the act of the Board. In the absence of a quorum, a majority of the directors present may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

COMPENSATION OF BOARD OF DIRECTORS

          Section 4. Each director (other than a director who is a salaried officer of the corporation or of any subsidiary of the corporation), in consideration of his serving as such, shall be entitled to receive from the corporation such amount per annum and such fees for attendance at meetings of the Board or of any committee of the Board (a "Committee"), or both, as the Board shall from time to time determine. The Board may likewise provide that the corporation shall reimburse each director or member of a Committee for any expenses incurred by him on account of his attendance at any such meeting. Nothing contained in this Section shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                              ARTICLE III

COMMITTEES OF THE BOARD
COMMITTEES

          Section 1. The Board shall elect from the directors an Executive Committee, an Audit Committee, a Compensation Committee and any other Committee which the Board may by resolution prescribe. Any such other Committee shall be comprised of such persons and shall possess such authority as shall be set forth in such resolution.


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PROCEDURE

          Section 2. (1) Each Committee shall fix its own rules of procedure and shall meet where and as provided by such rules. Unless otherwise stated in these By-Laws, a majority of a Committee shall constitute a quorum.

          (2) In the absence or disqualification of a member of any Committee, the members of such Committee present at any meeting, and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Fees in connection with such appointments shall be established by the Board.

REPORTS TO THE BOARD

          Section 3. All completed actions by the Executive, Audit and Compensation Committees shall be reported to the Board at the next succeeding Board meeting and shall be subject to revision or alteration by the Board, provided, that no acts or rights of third parties shall be affected by any such revision or alteration.

EXECUTIVE COMMITTEE

          Section 4. The Board shall elect an Executive Committee comprised of the Chief Executive Officer and not less than four additional members of the Board. During the interval between the meetings of the Board, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of all the business and affairs of the corporation (except the matters hereinafter assigned to the Compensation Committee) including, without limitation, the power and authority to declare dividends and to authorize the issuance of stock, in such manner as the Executive Committee shall deem best for the interests of the corporation in all cases in which specific directions shall not have been given by the Board.

COMPENSATION COMMITTEE

          Section 5. The Board shall elect a Compensation Committee consisting of at least three members of the Board, none of whom shall be officers or employees of the corporation or of any subsidiary corporation. The Board shall appoint a chairman of such Committee who shall be one of its members. The Compensation Committee shall have such authority and duties as the Board by resolution shall prescribe.

AUDIT COMMITTEE

          Section 6. The Board shall elect from among its members an Audit Committee consisting of at least three members. The Board shall appoint a chairman of said Committee who shall be one of its members. The Audit Committee shall have such authority and duties as the Board by resolution shall prescribe. In no event shall a director who is also an officer or employee of the corporation or any of its subsidiary companies serve as a member of such Committee. The Chief Executive Officer shall have the right to attend (but not vote at) each meeting of such Committee.

NOMINATING AND MANAGEMENT DEVELOPMENT COMMITTEE

          Section 7. The Board shall elect from among its members a Nominating and Management Development Committee consisting of at least three members. The Board shall appoint a chairman of said Committee who shall be one of its members. The Nominating and Management Development Committee shall have such authority and duties as the Board by resolution shall prescribe. In no event shall a director who is also an officer or employee of the corporation or any of its subsidiary companies serve as a member of such Committee. The Chief Executive Officer shall have the right to attend (but not vote at) each meeting of such Committee.

                              ARTICLE IV

OFFICERS
GENERAL PROVISIONS

          Section 1. The corporate officers of the corporation shall consist of the following: a Chairman and/or a President, one of whom shall be designated Chief Executive Officer and each of whom shall be chosen from the Board; one or more Vice Chairman, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents; a General Counsel, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, and such other officers as the Board may from


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time to time designate. Insofar as permitted by statute, the same person may hold two or more offices. All officers chosen by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV.

          The Chairman and/or President, each Vice Chairman, Executive Vice President, Senior Vice President and Vice President, the Secretary and the Treasurer shall be elected by the Board. Each such officer shall hold office until his successor is elected or appointed and qualified or until his earlier death, resignation or removal.

          Any officer may be removed, with or without cause, at any time by the Board.

          A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided in these By-Laws for election or appointment to such office.

POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER

          Section 2. The Chief Executive Officer shall have general charge and management of the affairs, property and business of the corporation, subject to the Board, the Executive Committee and the provisions of these By-Laws. The Chief Executive Officer or in his absence such other individual as the Board may select, shall preside at all meetings of the stockholders. He shall also preside at meetings of the Board and the Executive Committee, and in his absence the Board or the Executive Committee, as the case may be, shall appoint one of their number to preside.

          The Chief Executive Officer shall perform all duties assigned to him in these By-Laws and such other duties as may from time to time be assigned to him by the Board. He shall have the power to appoint and remove, with or without cause, such officers, other than those elected by the Board as provided for in these By-Laws, as in his judgment may be necessary or proper for the transaction of the business of the corporation, and shall determine their duties, all subject to ratification by the Board.

POWERS AND DUTIES OF OTHER OFFICERS

          Section 3. The Chairman shall perform such duties as may from time to time be assigned to him by the Board, the Executive
Committee or the Chief Executive Officer.

          Section 4. Each Vice Chairman shall perform such duties as may from time to time be assigned to him by the Board, the Executive Committee or the Chief Executive Officer.

          Section 5. The President shall perform such duties as may from time to time be assigned to him by the Board, the Executive
Committee or the Chief Executive Officer.

          Section 6. Each Executive Vice President shall perform such duties as may from time to time be assigned to him by the Board, the Executive Committee or the Chief Executive Officer.

          Section 7. Each Senior Vice President shall perform such duties as may from time to time be assigned to him by the Board, the Executive Committee or the Chief Executive Officer.

          Section 8. Each Vice President and Assistant Vice President shall perform such duties as may from time to time be assigned to him by the Board, the Executive Committee, the Chief Executive Officer or an Executive Vice President.

          Section 9. The General Counsel shall have general supervision and control of all of the corporation's legal business. He shall perform such other duties as may be assigned to him by the Board, the Executive Committee or the Chief Executive Officer.

          Section 10. The Secretary or an Assistant Secretary shall record the proceedings of all meetings of the Board, the Executive Committee of the Board and the stockholders, in books kept for that purpose. The Secretary shall be the custodian of the corporate seal, and he or an Assistant Secretary shall affix the same to and countersign papers requiring such acts; and he and the Assistant Secretaries shall perform such other duties as may be required by the Board, the Executive Committee or the Chief Executive Officer.

          Section 11. The Treasurer and Assistant Treasurers shall have care and custody of all funds of the corporation and disburse and administer the same under the direction of the Board, the Executive Committee or the Chief Executive Officer and shall perform such other duties as the Board, the Executive Committee or the Chief Executive Officer shall assign to them.

          Section 12. The Controller shall maintain adequate records of all assets, liabilities and transactions of the corporation and see that audits thereof are currently and regularly made; and he shall perform such other duties as may be required by the Board, the Executive Committee or the Chief Executive Officer.

SALARIES AND APPOINTMENTS

          Section 13. The salaries of corporate officers shall be fixed by the Compensation Committee provided for in Section 5 of
Article III hereof, except that the fixing of salaries below certain levels, determinable from time to time by the Compensation Committee, may in the discretion of the Committee be delegated to the Chief Executive Officer, subject to the approval of the Board.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 14. (1) The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in paragraph (3) of this Section 14, the corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board.

          (2) The corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Section 14 or otherwise.

          (3) If a claim for indemnification or payment of expenses under this Section 14 is not paid in full within thirty days after a written claim therefor by the Indemnitee has been received by the corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

          (4) The rights conferred on any Indemnitee by this Section 14 shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

          (5) The corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

          (6) Any repeal or modification of the foregoing provisions of this Section 14 shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

          (7) This Section 14 shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

                               ARTICLE V

CAPITAL STOCK
CERTIFICATES OF STOCK


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          Section 1. Certificates of stock certifying the number of
shares owned shall be issued to each stockholder in such form not inconsistent with the Restated Certificate of Incorporation as shall be approved by the Board. Such certificates of stock shall be numbered and registered in the order in which they are issued and shall be signed by the Chairman, the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any and all the signatures on the certificates may be a facsimile.

TRANSFER OF SHARES

          Section 2. Transfers of shares shall be made only upon the books of the corporation by the holder, in person, or by power of attorney duly executed and filed with the Secretary of the corporation, and on the surrender of the certificate or certificates of such shares, properly assigned. The corporation may, if and whenever the Board shall so determine, maintain one or more offices or agencies, each in charge of an agent designated by the Board, where the shares of the capital stock of the corporation shall be transferred and/or registered. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

LOST, STOLEN OR DESTROYED CERTIFICATES

          Section 3. The corporation may issue a new certificate of capital stock of the corporation in place of any certificate theretofore issued by the corporation, alleged to have been lost, stolen or destroyed, and the corporation may, but shall not be obligated to, require the owner of the alleged lost, stolen or destroyed certificate, or his legal representatives, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate, as the officers of the corporation may, in their discretion, require.

FIXING OF RECORD DATE

          Section 4. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed by the Board: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be determined in accordance with
Article VI of these By-Laws; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                              ARTICLE VI

CONSENTS TO CORPORATE ACTION
RECORD DATE

          Section 1. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board or as otherwise established under this Section. Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall by written notice addressed to the Secretary and delivered to the corporation, request that a record date be fixed for such purpose. The Board may fix a record date for such purpose which shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board and shall not precede the date such resolution is adopted. If the Board fails within 10 days after the corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the corporation in the manner described in Section 2 below unless prior action by the Board is required under the General Corporation Law of Delaware, in which event


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the record date shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

PROCEDURES

          Section 2. Every written consent purporting to take or authorizing the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to in this Article VI as a "Consent") shall bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by this Section 2, Consents signed by a sufficient number of stockholders to take such action are delivered to the corporation.

          A Consent shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

          In the event of the delivery to the corporation of a Consent, the Secretary of the corporation shall provide for the safe-keeping of such Consent and shall promptly conduct such ministerial review of the sufficiency of the Consents and of the validity of the action to be taken by shareholder consent as he deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the Board, the Secretary of the corporation shall promptly designate two persons, who shall not be members of the Board, to serve as Inspectors with respect to such Consent and such Inspectors shall discharge the functions of the Secretary of the corporation under this
Section 2. If after such investigation the Secretary or the Inspectors (as the case may be) shall determine that the Consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. In conducting the investigation required by this Section 2, the Secretary or the Inspectors (as the case may be) may, at the expense of the corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

                              ARTICLE VII

MISCELLANEOUS
DIVIDENDS AND RESERVES

          Section 1. Dividends upon the capital stock of the corporation may be declared as permitted by law by the Board or the Executive Committee at any regular or special meeting. Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the corporation such sum or sums as the Board or the Executive Committee, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for such other purposes as the Board or Executive Committee shall think conducive to the interests of the corporation, and any reserve so established may be abolished and restored to the surplus account by like action of the Board or the Executive Committee.

SEAL

          Section 2. The seal of the corporation shall bear the corporate name of the corporation, the year of its incorporation and the words "Corporate Seal, Delaware".

WAIVER

          Section 3. Whenever any notice whatever is required to be given by statute or under the provisions of the Restated Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board, as the case may be, need be specified in any waiver of notice of such meeting.

FISCAL YEAR

          Section 4. The fiscal year of the corporation shall begin with January first and end with December thirty-first.

CONTRACTS

          Section 5. Except as otherwise required by law, the Restated Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the corporation by such officer or officers of the corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board, the President or any Vice President of the corporation may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

PROXIES

          Section 6. Unless otherwise provided by resolution adopted by the Board, the Chairman of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

AMENDMENTS

          Section 7. The Board from time to time shall have the power to make, alter, amend or repeal any and all of these By-Laws, but any By-Laws so made, altered or repealed by the Board may be amended, altered or repealed by the stockholders.

CERTIFICATION

          The undersigned hereby certifies that he is the duly elected and acting Secretary of Newport News Shipbuilding Inc., a Delaware corporation, and the keeper of its corporate records and minutes. The undersigned further hereby certifies that the above and foregoing is a true and correct copy of the By-Laws of said corporation, as in force at the date hereof.

          WITNESS the hand of the undersigned and the seal of said corporation, this 12th day of October, 1998.

                              /s/ Stephen B. Clarkson
                              ------------------------------
                              Stephen B. Clarkson, Secretary